UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 22, 2022
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MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of 2021 Cash Incentive Bonuses and Settlement in Stock
On March 22, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of MediaAlpha, Inc. (the “Company”) approved payouts to the Company’s Chief Executive Officer and Chief Technology Officer (the “Executive Officers”) under the Company’s cash incentive bonus plan for 2021, as follows:

Name	2021 Target Bonus	Achievement Percentage	2021 Bonus
Steven Yi, Chief Executive Officer and Co-Founder	$550,000	80%	$440,000
Eugene Nonko, Chief Technology Officer and Co-Founder	$550,000	80%	$440,000

The Executive Officers requested that, in lieu of cash payouts, such bonus payouts be made by the issuance to them of vested restricted stock units (RSUs), and the Committee approved such request. Accordingly, the Committee approved the issuance of 32,200 RSUs to each of Mr. Yi and Mr. Nonko, which number was calculated, in accordance with the Committee’s standard practice, by dividing $440,000 by the weighted average closing price of the Company’s Class A common stock for the three-month period ended March 18, 2022, which was $13.67 per share.
2022 Base Salaries and Cash Incentive Bonus Program
On March 22, 2022, the Committee set the base salaries and target bonuses for 2022 for the Executive Officers, effective as of March 1, 2022, as follows:

Name	2022 Base Salary	2022 Target Bonus ($)
Steven Yi, Chief Executive Officer and Co-Founder	$550,000	$550,000
Eugene Nonko, Chief Technology Officer and Co-Founder	$550,000	$550,000
Under the cash incentive bonus program for 2022, the Committee has selected two equally-weighted measures, Transaction Value and Adjusted EBITDA, and has approved threshold, target and maximum achievement levels for each such measure. Payouts for achievement of the threshold level for a measure will correspond to a payout of 50% of the target payout for such measure, payouts for achievement of the target level for a measure will correspond to a payout of 100% of the target payout for such measure, and payouts for achievement at or exceeding the maximum level for a measure are capped at a maximum of 150% of the target payout for such measure. Payouts will be prorated on a straight line basis in the event of achievement between the threshold and target levels, or between the target and maximum levels, for each measure. No bonus payouts will be earned with respect to a measure in the event of revenue achievement below the threshold level for such measure. The Committee generally has the authority to administer the Company’s bonus program and to make determinations under the program.
2022 Equity Awards
On March 22, 2022, the Committee granted restricted stock units (RSUs), each representing the right to receive one share of the Company’s Class A common stock upon vesting, under the Company’s 2020 Omnibus Incentive Plan, to the Executive Officers as follows:

Name	Number of RSUs
Steven Yi, Chief Executive Officer and Co-Founder	292,700
Eugene Nonko, Chief Technology Officer and Co-Founder	292,700
One-sixteenth of such RSUs will vest on May 15, 2022, and the remaining RSUs will vest in equal quarterly installments through February 15, 2026, contingent upon the Executive Officer’s continued service with the Company.

Amendments to Employment Agreements
On March 22, 2022, the Committee approved amendments to the Amended and Restated Employment Agreements between the Company and its subsidiary, QuoteLab, LLC and each of Messrs. Yi and Nonko. These amendments amend the annual cash incentive bonus provisions of the Employment Agreements to provide that, commencing with bonuses for fiscal 2022, any cash incentive bonuses payable to such executive shall be paid in shares of the Company’s Class A common stock.
Such amendments will be effectuated by issuing to each such executive, concurrent with the Committee’s approval of the annual cash incentive bonus program for the Company’s other executives for such year, performance-based RSUs with vesting provisions and targets that mirror the terms of the annual cash incentive bonus program approved by the Committee for the other executives. The number of RSUs granted would be determined by dividing 150% of the target amount of the executive’s annual cash incentive by the weighted average closing price of the Company’s Class A common stock for the three-month period preceding the grant date.
Following the completion of such year, the Committee will determine the achievement of the performance measures and the resulting value earned, and will determine the number of RSUs to be vested by dividing the value earned by the weighted average closing price of the Company’s Class A common stock for the preceding three-month period. Any unvested RSUs will be forfeited.
The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Amended and Restated Employment Agreement among the Company, QuoteLab, LLC and Steven Yi, dated March 22, 2022
10.2	Amendment to Amended and Restated Employment Agreement among the Company, QuoteLab, LLC and Eugene Nonko, dated March 22, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: March 28, 2022	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary